UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 9, 2020

Commission File Number: 00115757

ImageWare Systems, Inc.
(Exact name of registrant as specified in its charter.)

Delaware (State or other jurisdiction of incorporation or organization)	33-0224167 (IRS Employer Identification No.)

13500 Evening Creek Drive N, Suite 550,
San Diego, California 92128
(Address of principal executive offices)

858-673-8600
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)
Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
None	IWSY	N/A

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously reported, ImageWare Systems, Inc. (the “Company”) obtained authorization from its stockholders to approve an amendment to the Company’s Certificate of Incorporation, as amended (the “Charter”), to increase the number of shares of the Company’s common stock, $0.01 par value per share (“Common Stock”), and the number of shares of the Company’s preferred stock, par value $0.01 per share (“Preferred Stock”), authorized thereunder from an aggregate total of 179 million to 350 million, consisting of 345 million shares of Common Stock and 5.0 million shares of Preferred Stock (the “Charter Amendment”).

In accordance with General Corporation Law of the State of Delaware, in order to give proper effect to the Charter Amendment, on June 9, 2020, the Company filed the Charter Amendment. Upon the filing of the Charter Amendment, the amendment became effective at 9:00 A.M. Eastern Time on June 10, 2020. The foregoing description of the Charter Amendment is not complete and is subject to and qualified in its entirety by reference to the Certificate of Incorporation, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

3.1
The Company’s Certificate of Incorporation, as amended, dated June 9, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 12, 2020	ImageWare Systems, Inc.

By: /s/ Jonathan D. Morris Name: Jonathan D. Morris Title: Chief Financial Officer